Exhibit 4.2

FIRST SUPPLEMENTAL INDENTURE

Dated as of March 30, 2017

Supplementing that Certain

INDENTURE

Dated as of March 30, 2017
______________________________________

Among

KKR FINANCIAL HOLDINGS LLC,

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee
______________________________________

5.50% Senior Notes due 2032

TABLE OF CONTENTS

		Page

Article I
Issuance of Securities

Section 1.1.	Issuance of Notes; Principal Amount; Maturity; Title.	2
Section 1.2.	Interest.	3
Section 1.3.	Relationship with Base Indenture.	3

Article II
Definitions and Other Provisions of General Application

Section 2.1.	Definitions.	4

Article III
Security Forms

Section 3.1.	Form Generally.	9
Section 3.2.	Form of Note.	9
Section 3.3.	Transfer and Exchange of Global Securities.	24

Article IV
Remedies

Section 4.1.	Events of Default.	25
Section 4.2.	Waiver of Past Defaults.	26

Article V
Redemption of Securities

Section 5.1.	Optional Redemption.	27

Article VI
Particular Covenants

Section 6.1.	Liens.	27
Section 6.2.	Obligation to Offer to Repurchase Upon a Change of Control.	28
Section 6.3.	Financial Reports	29
Section 6.4.	Minimum Net Worth	31
Section 6.5.	Minimum Cash and Liquid Investments	31

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Article VII
Supplemental Indentures

Section 7.1.	Supplemental Indentures without Consent of Holders of Notes.	31
Section 7.2.	Supplemental Indentures with Consent of Holders of Notes.	31

Article VIII
Defeasance

Section 8.1.	Covenant Defeasance.	33

Article IX
Miscellaneous

Section 9.1.	Execution as Supplemental Indenture.	34
Section 9.2.	Not Responsible for Recitals or Issuance of Notes.	34
Section 9.3.	Separability Clause.	34
Section 9.4.	Successors and Assigns.	34
Section 9.5.	Execution and Counterparts.	35
Section 9.6.	Governing Law.	35

ii

This First Supplemental Indenture, dated as of March 30, 2017 (the “First Supplemental Indenture”), among KKR Financial Holdings LLC, a limited liability company duly organized and existing under the laws of the State of Delaware, having its principal office at 555 California Street, 50th Floor, San Francisco, California 94104 (the “Company) and The Bank of New York Mellon Trust Company, N.A., as Trustee under the Base Indenture (as hereinafter defined) and hereunder (the “Trustee”), supplements that certain Indenture, dated as of March 30, 2017, among the Company and the Trustee (the “Base Indenture” and subject to Section 1.3 hereof, together with this First Supplemental Indenture, the “Indenture”).

RECITALS OF THE COMPANY

The Company has heretofore executed and delivered to the Trustee the Base Indenture providing for the issuance from time to time of one or more series of the Company’s senior unsecured debt securities (herein and in the Base Indenture called the “Securities”), the forms and terms of which are to be determined as set forth in Sections 201 and 301 of the Base Indenture; and

Section 901 of the Base Indenture provides, among other things, that the Company and the Trustee may enter into indentures supplemental to the Base Indenture for, among other things, the purposes of (a) establishing the form or terms of Securities of any series as permitted by Sections 201 and 301 of the Base Indenture and (b) adding to or changing any of the provisions to the Base Indenture in certain circumstances;

The Company desires to create a series of Securities designated as its “5.50% Senior Notes due 2032” pursuant to the terms of this First Supplemental Indenture.

The Company has duly authorized the execution and delivery of this First Supplemental Indenture and the Notes to be issued from time to time, as provided for in the Indenture.

All things necessary have been done to make this First Supplemental Indenture a valid and legally binding agreement of the Company, in accordance with its terms and to make the Notes, when executed by the Company and authenticated and delivered by the Trustee under the Indenture and duly issued by the Company, the valid and legally binding obligations of the Company.

ARTICLE I
Issuance of Securities

Section 1.1. Issuance of Notes; Principal Amount; Maturity; Title.

(1)           On March 30, 2017, the Company shall issue and deliver to the Trustee, and the Trustee shall authenticate, the Initial Notes substantially in the form set forth in Section 3.2 below, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Base Indenture and this First Supplemental Indenture, and with such letters, numbers, or other marks of identification and such legends or endorsements placed thereon as may be required to comply with applicable tax laws or the rules of any securities exchange or Depositary therefor or as may, consistently herewith, be determined by the Officer executing such Notes, as evidenced by the execution of such Notes.

(2)           The Initial Notes to be issued pursuant to the Indenture shall be issued in the aggregate principal amount of $375,000,000 and shall mature on March 30, 2032, unless the Notes are redeemed prior to that date as described in Section 5.1. The aggregate principal amount of Initial Notes Outstanding at any time may not exceed $375,000,000, except for Notes issued, authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes of the series pursuant to Sections 304, 305, 306, 906 or 1107 of the Base Indenture and except for any Notes which, pursuant to Section 303 of the Base Indenture, are deemed never to have been authenticated and delivered. The Company may without the consent of the Holders, issue additional Notes hereunder as part of the same series and on the same terms and conditions and with the same ISIN and other identifying numbers as the Initial Notes, but may be offered at a different offering price or have a different issue date, initial interest accrual date or initial interest payment date (“Additional Notes”); provided that if any Additional Notes are not fungible with the Initial Notes for U.S. federal income tax purposes, such Additional Notes shall not have the same ISIN or other identifying number as the Initial Notes.

(3)           The Notes shall be issued only in fully registered form without coupons in minimum denominations of $1,000,000 and any integral multiple of $100,000 in excess thereof.

(4)           Pursuant to the terms hereof and Sections 201 and 301 of the Base Indenture, the Company hereby creates a series of Securities designated as the “5.50% Senior Notes due 2032” of the Company (as amended or supplemented from time to time, that are issued under the Indenture, including both the Initial Notes and the Additional Notes, if any, the “Notes”), which Notes shall be deemed “Securities” for all purposes under the Base Indenture.

Section 1.2. Interest.

(1)           Interest on a Note will accrue at the per annum rate of 5.50% (the “Note Interest Rate”), from and including the date specified on the face of such Note to, but excluding, the date on which the principal thereof is paid, deemed paid, or made available for payment and, in each case, will be paid on the basis of a 360-day year comprised of twelve 30-day months.

(2)           The Company shall pay interest on the Notes semi-annually in arrears on March 30 and September 30 of each year (each, an “Interest Payment Date”), commencing September 30, 2017.

(3)           Interest shall be paid on each Interest Payment Date to the registered Holders of the Notes as of the close of business on the Regular Record Date.

(4)           Amounts due on the Stated Maturity or earlier Redemption Date of the Notes will be payable at the Corporate Trust Office of the Trustee, the Specified Office of the Paying Agent or as otherwise provided in the Notes. The Company shall make payments of principal, premium, if any, and interest or the Repurchase Price in connection with a Change of Control in respect of the Notes in book-entry form to the Common Depositary in immediately available funds, while disbursement of such payments to owners of beneficial interests in Notes in book-entry form will be made in accordance with the procedures of the Depositary and its participants in effect from time to time. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that the Company shall be required to maintain a Paying Agent in each Place of Payment for the Notes. Neither the Company nor the Trustee shall impose any service charge for any transfer or exchange of a Note. However, the Company may require Holders of the Notes to pay any taxes or other governmental charges in connection with a transfer or exchange of Notes.

(5)           If any Interest Payment Date, Stated Maturity, or earlier Redemption Date or Repurchase Price Payment Date falls on a day that is not a Business Day, the Company shall make the required payment of principal, premium, if any, and/or interest or Repurchase Price in connection with a Change of Control on the next succeeding Business Day as if it were made on the date payment was due, and no interest will accrue on the amount so payable for the period from and after that Interest Payment Date, Stated Maturity or earlier Redemption Date or Repurchase Price Payment Date, as the case may be, to such next succeeding Business Day.

Section 1.3. Relationship with Base Indenture.

The terms and provisions contained in the Base Indenture will constitute, and are hereby expressly made, a part of this First Supplemental Indenture. However, to the extent any provision of the Base Indenture conflicts with the express provisions of this First Supplemental Indenture, the provisions of this First Supplemental Indenture will govern and be controlling.

For purposes of the Notes and this First Supplemental Indenture, the references in Sections 1001, 1003 and 1105 of the Indenture to “10:00 a.m. (New York City time) on” shall be replaced with “10:00 a.m. (London time) one business day prior to”.

ARTICLE II
Definitions and Other Provisions of General Application

Section 2.1. Definitions.

For all purposes of this First Supplemental Indenture (except as herein otherwise expressly provided or unless the context of this First Supplemental Indenture otherwise requires):

(1)           any reference to an “Article” or a “Section” refers to an Article or a Section, as the case may be, of this First Supplemental Indenture;

(2)           the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this First Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision;

(3)           “including” means including without limitation;

(4)           “dollars” and “$” refer to U.S. dollars; and

(5)           unless otherwise provided, references to agreements and other instruments shall be deemed to include all amendments and other modifications to such agreements and instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Indenture.

The terms defined in this Section 2.1 (except as herein otherwise expressly provided or unless the context of this First Supplemental Indenture otherwise requires) for all purposes of this First Supplemental Indenture and of any indenture supplemental hereto have the respective meanings specified in this Section 2.1. All other terms used in this First Supplemental Indenture that are defined in the Base Indenture, either directly or by reference therein (except as herein otherwise expressly provided or unless the context of this First Supplemental Indenture otherwise requires), have the respective meanings assigned to such terms in the Base Indenture, as in force at the date of this First Supplemental Indenture as originally executed; provided that any term that is defined in both the Base Indenture and this First Supplemental Indenture shall have the meaning assigned to such term in this First Supplemental Indenture.

“Additional Notes” has the meaning specified in Section 1.1(2).

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depositary or DTC, in each case to the extent applicable to such transaction and as in effect from time to time.

“Cash and Liquid Investments” means, as of any date of determination, Cash and Cash Equivalents plus other assets with quoted prices in active markets for identical assets (Level 1) (to the extent such Level 1 assets are not pledged as collateral to secure indebtedness for money borrowed), as determined according to Issue Date GAAP and as reflected in the Company’s most recently published annual or quarterly consolidated financial statements as of such date.

“Change of Control” means the occurrence of the following:

(1)
the acquisition of ownership, directly or indirectly, beneficially or of record, by any person or group (within the meaning of the Exchange Act and the rules of the Commission thereunder) other than a member of the KKR Group or a Continuing KKR Person, of Equity Interests representing more than 50% of the aggregate voting power represented by the Company’s issued and outstanding common Equity Interests that are ordinarily entitled to vote for the election of its directors; or

(2)
the acquisition of direct or indirect Control of the Company by any person or group (within the meaning of the Exchange Act and the rules of the Commission thereunder) not in Control of the Company on the Issue Date;

provided however, that solely for the purposes of this definition, ownership of Equity Interests in or Control of KKR & Co. L.P. (or its successor) shall not be deemed to be beneficial ownership of the Company’s Equity Interests or to result in Control of the Company.

“Change of Control Offer” has the meaning specified in Section 6.2(1).

 “Commission” means the Securities and Exchange Commission or any successor entity.

“Common Depositary” means The Bank of New York Mellon, London Branch, as common depositary for the Depositary (or any successor thereto).

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such Notes.

“Comparable Treasury Price” means, with respect to any Redemption Date, the average of the Reference Treasury Dealer Quotations for such Redemption Date or, if the Independent Investment Banker obtains only one Reference Treasury Dealer Quotation, such Reference Treasury Dealer Quotation.

“Consolidated Net Worth” means, as of any date of determination, Total KKR Financial Holdings LLC and Subsidiaries shareholders’ equity, as determined according to Issue Date GAAP and as reflected in the Company’s most recently published annual or quarterly consolidated financial statements as of such date.

“Continuing KKR Person” means, immediately prior to and immediately following any relevant date of determination, (i) an individual who (a) is an executive of the KKR Group, (b) devotes substantially all of his or her business and professional time to the activities of the KKR Group and (c) did not become an executive of the KKR Group or begin devoting substantially all of his or her business and professional time to the activities of the KKR Group in contemplation of a Change of Control, or (ii) any Person in which any one or more of such individuals directly or indirectly, singly or as a group, holds a majority of the controlling interests.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.

“Covenant Defeasance” has the meaning specified in Section 8.1.

“DTC” means The Depository Trust Company, a New York corporation.

“Depositary” means Clearstream Banking, société anonyme, and Euroclear Bank SA/NV (or any successor thereto).

“Event of Default” has the meaning specified in Section 4.1.

“Existing Indebtedness” means any existing indebtedness of the Company and the Covered Subsidiaries on the date of the initial issuance of the Notes and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures, notes, debentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that alters the maturity or interest rate thereof, provided that the aggregate principal amount of Existing Indebtedness outstanding at any one time shall not exceed $250.0 million.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company from time to time.

“Initial Notes” means Notes in an aggregate principal amount of up to $375,000,000 initially issued under this First Supplemental Indenture in accordance with Section 1.1(2).

“Interest Payment Date” has the meaning specified in Section 1.2(2).

“Issue Date” means March 30, 2017.

“Issue Date GAAP” means the GAAP in the United States which are in effect on the Issue Date.

“KKR Group” means KKR & Co. L.P., a Delaware limited partnership, (or its successor) and its subsidiaries, including, but not limited to KKR Management Holdings L.P., KKR Fund Holdings L.P., KKR International Holdings, L.P., and their respective subsidiaries, and any other entity through which any of the foregoing directly or indirectly conduct its business, but shall exclude any company affiliated with the KKR Group solely through an investment by a fund, vehicle or account managed, advised or sponsored by the KKR Group.

“Maturity Date” means March 30, 2032.

“Non-Recourse Indebtedness” means an obligation for indebtedness that can only be satisfied out of the collateral securing the obligation and not out of the debtor's other assets.

“Note Interest Rate” has the meaning specified in Section 1.2(1).

“Notes” has the meaning specified in Section 1.1(4).

“Paying Agent” means The Bank of New York Mellon, London Branch, as paying agent (or any successor thereto).

“Permitted Liens” means (i) liens on voting stock or profit participating equity interests of any Covered Subsidiary existing at the time such entity becomes a direct or indirect subsidiary of the Company or is merged into a direct or indirect subsidiary of the Company (provided such liens are not created or incurred in connection with such transaction and do not extend to any other Covered Subsidiary), (ii) statutory liens, liens for taxes or assessments or governmental liens not yet due or delinquent or which can be paid without penalty or are being contested in good faith, (iii) other liens of a similar nature as those described in subclauses (i) and (ii) above, and (iv) liens granted under Existing Indebtedness.

“Reference Treasury Dealer” means each of HSBC Securities (USA) Inc., Citigroup Inc. and Morgan Stanley & Co. or their respective affiliates which are primary U.S. Government securities dealers, and their respective successors; provided that if HSBC Securities (USA) Inc., Citigroup Inc. or Morgan Stanley & Co. or their respective affiliates shall cease to be a primary U.S. Government securities dealer in The City of New York (a “Primary Treasury Dealer”), the Company shall substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 3:30 p.m. New York time on the third business day preceding such Redemption Date.

“Registrar” means the Security Registrar for the Notes, which shall initially be The Bank of New York Mellon Trust Company, N.A., or any successor entity thereof, subject to replacement as set forth in the Base Indenture.

“Regular Record Date” for interest payable in respect of any Note on any Interest Payment Date means the 15th calendar day of the month immediately preceding the relevant Interest Payment Date (whether or not a Business Day).

“Repurchase Price” has the meaning specified in Section 6.2(1).

“Repurchase Price Payment Date” has the meaning specified in Section 6.2(3)(iii).

“Specified Office of the Paying Agent” means the principal office of the Paying Agent at which, at any particular time, its corporate trust business shall be conducted, which office is located as of the date of this Indenture at The Bank of New York Mellon, London Branch, located at One Canada Square, London E14 5AL, England, or at any other time at such other address as the Paying Agent may designate from time to time by notice to the Company, or the principal corporate trust office of any successor Paying Agent (or such other address as such successor Paying Agent may designate from time to time by notice to the Company).

“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

ARTICLE III
Security Forms

Section 3.1. Form Generally.

(1)           The Notes shall be in substantially the form set forth in Section 3.2 of this Article III, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Base Indenture and this First Supplemental Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with applicable tax laws or the rules of any securities exchange or Depositary therefor or as may, consistent herewith, be determined by the Officer executing such Notes, as evidenced by the execution thereof. All Notes shall be in fully registered form.

(2)           The Notes shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the Officer of the Company executing such Notes, as evidenced by the execution of such Notes.

(3)           Upon their original issuance, the Notes shall be issued in the form of one or more Global Securities in definitive, fully registered form without interest coupons. Each such Global Security shall be duly executed by the Company, authenticated and delivered by the Trustee and shall be registered in the name of the nominee for the Common Depositary and deposited with the Common Depositary. Beneficial interests in the Global Securities will be shown on, and transfers will only be made through, the records maintained by the Depositary and its participants.

Section 3.2. Form of Note.

[FORM OF FACE OF NOTE]

[THE FOLLOWING LEGEND SHALL APPEAR ON THE FACE OF EACH GLOBAL SECURITY SOLD PURSUANT TO RULE 144A UNDER THE SECURITIES ACT:

THIS SECURITY IS SUBJECT TO THE RESTRICTIONS ON BENEFICIAL AND CONSTRUCTIVE OWNERSHIP AND TRANSFER, AND THE RIGHTS OF REDEMPTION BY THE ISSUER, CONTAINED IN THE INDENTURE GOVERNING THIS SECURITY. THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS ONE YEAR AFTER THE LATER OF THE ISSUE DATE HEREOF OR ANY OTHER ISSUE DATE IN RESPECT OF A FURTHER ISSUANCE OF SECURITIES OF THE SAME SERIES AND THE LAST DATE ON WHICH KKR FINANCIAL HOLDINGS LLC OR ANY AFFILIATE OF KKR FINANCIAL HOLDINGS LLC WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO KKR FINANCIAL HOLDINGS LLC OR ANY SUBSIDIARY OR AFFILIATE THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON‑U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $1,000,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO KKR FINANCIAL HOLDINGS LLC’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.]

[THE FOLLOWING LEGEND SHALL APPEAR ON THE FACE OF EACH GLOBAL SECURITY SOLD PURSUANT TO REGULATION S UNDER THE SECURITIES ACT:

THIS SECURITY IS SUBJECT TO THE RESTRICTIONS ON BENEFICIAL AND CONSTRUCTIVE OWNERSHIP AND TRANSFER, AND THE RIGHTS OF REDEMPTION BY THE ISSUER, CONTAINED IN THE INDENTURE GOVERNING THIS SECURITY. THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS 40 DAYS AFTER THE LATER OF THE ISSUE DATE HEREOF OR ANY OTHER ISSUE DATE IN RESPECT OF A FURTHER ISSUANCE OF SECURITIES OF THE SAME SERIES AND THE LAST DATE ON WHICH KKR FINANCIAL HOLDINGS LLC OR ANY AFFILIATE OF KKR FINANCIAL HOLDINGS LLC WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO KKR FINANCIAL HOLDINGS LLC OR ANY SUBSIDIARY OR AFFILIATE THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS MADE IN RELIANCE ON RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON‑U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $1,000,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO KKR FINANCIAL HOLDINGS LLC’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]

[THE FOLLOWING LEGEND SHALL APPEAR ON THE FACE OF EACH GLOBAL SECURITY:

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF AND IS REGISTERED IN THE NAME THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED, AS NOMINEE OF THE BANK OF NEW YORK MELLON, LONDON BRANCH, AS COMMON DEPOSITARY (THE “COMMON DEPOSITARY”) FOR CLEARSTREAM BANKING, SOCIÉTÉ ANONYME AND EUROCLEAR BANK SA/NV. THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A NOTE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED UNDER THE SECURITIES ACT OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, EXCEPT AS A WHOLE BY THE COMMON DEPOSITARY OR ANOTHER DEPOSITARY OR BY THE COMMON DEPOSITARY OR A NOMINEE OF THE COMMON DEPOSITARY TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY OR IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.]

KKR FINANCIAL HOLDINGS LLC

5.50% SENIOR NOTE DUE 2032

No. ________	Principal Amount (US)$_____
ISIN NO.________

KKR Financial Holdings LLC, a limited liability company duly organized and existing under the laws of the State of Delaware (herein called the “Company”, which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to The Bank of New York Depository (Nominees) Limited, or registered assigns, the principal sum of _________ United States Dollars (U.S.$_________), or such other principal amount as shall be set forth in the Schedule of Increases and Decreases in Note attached hereto, on March 30, 2032 and to pay interest thereon, from March 30, 2017, or from the most recent Interest Payment Date to which interest has been paid or duly provided for to but excluding the next Interest Payment Date, which shall be March 30 and September 30 of each year, commencing September 30, 2017, at the per annum rate of 5.50% (the “Note Interest Rate”), until the principal hereof is paid or made available for payment.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note is registered at the close of business on the Regular Record Date for such interest, which shall be the 15th calendar day of the month immediately preceding the relevant Interest Payment Date (whether or not a Business Day). Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to Holders of Notes not less than 10 days prior to the Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Notes may be listed, all as more fully provided in the Indenture. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Payment of principal of, and premium, if any, and interest on this Note and the Repurchase Price in connection with a Change of Control will be made at the Specified Office of the Paying Agent, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. With respect to Global Securities, the Company will make such payments by wire transfer of immediately available funds to the Common Depositary, or its nominee, as registered owner of the Global Securities. With respect to certificated Notes, the Company will make such payments, subject to surrender of such Note at the Specified Office of the Paying Agent, except in the case of installments of interest, by wire transfer of immediately available funds to a United States Dollar account maintained in New York, New York to each Holder of an aggregate principal amount of Notes in excess of U.S. $5,000,000 that has furnished wire instructions in writing to the Trustee no later than 15 days prior to the relevant payment date. If a Holder of a certificated Note (i) does not furnish such wire instructions as provided in the preceding sentence or (ii) holds U.S. $5,000,000 or less aggregate principal amount of Notes, the Company will make such payments by mailing or causing to be mailed a check to such Holder’s registered address.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

KKR FINANCIAL HOLDINGS LLC

By:

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated: ____________

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

[FORM OF REVERSE OF NOTE]

1.             Indenture. This Note is one of a duly authorized issue of securities of the Company designated as its “5.50% Senior Notes due 2032” (herein called the “Notes”), issued under a First Supplemental Indenture, dated as of March 30, 2017 (the “First Supplemental Indenture”), to an indenture, dated as of March 30, 2017 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Base Indenture” and herein with the First Supplemental Indenture, collectively, the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, The Bank of New York Mellon, London Branch (the “Paying Agent,” which term includes any successor paying agent under the Indenture) and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. The aggregate principal amount of Initial Notes Outstanding at any time may not exceed $375,000,000 in aggregate principal amount, except for, or in lieu of, other Notes of the series pursuant to Sections 304, 305, 306, 906 or 1107 of the Base Indenture and except for any Notes which, pursuant to Section 303 of the Base Indenture, are deemed never to have been authenticated and delivered. The First Supplemental Indenture pursuant to which this Note is issued provides that Additional Notes may be issued thereunder.

All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture. In the event of a conflict or inconsistency between this Note and the Indenture, the provisions of the Indenture shall govern.

2.             Optional Redemption.

Prior to March 30, 2022, the Notes will be redeemable in whole, but not in part, at the Company’s option at any time, at a Redemption Price equal to (i) 100% of the aggregate principal amount of the Notes being redeemed, plus (ii) accrued and unpaid interest, if any, on the Notes being redeemed to, but excluding, the Redemption Date, plus (iii) the excess, if any, of (a) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed (as if the Notes matured on March 30, 2022) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) a rate equal to the sum of the applicable Treasury Rate plus 50 basis points, minus accrued and unpaid interest, if any, on the Notes being redeemed to, but excluding, the Redemption Date over (b) the principal amount of the Notes being redeemed .

On March 30, 2022 or any time annually thereafter, the Notes will be redeemable in whole, but not in part, at the Company’s option, at a Redemption Price equal to 100% of the aggregate principal amount of the Notes being redeemed, plus accrued and unpaid interest thereon to, but excluding, the Redemption Date.

3.             Change of Control. In the event of a Change of Control, unless the Company has exercised its option to redeem the Notes, the Company will make an offer to each Holder of Notes to repurchase all or any part of that Holder’s Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of the Notes, plus any accrued and unpaid interest, if any, pursuant to the provisions of Section 6.2 of the First Supplemental Indenture.

4.             Global Security. If this Note is a Global Security, then, in the event of a deposit or withdrawal of an interest in this Note, including an exchange, transfer, redemption, repurchase or conversion of this Note in part only, the Common Depositary, as custodian of the Depositary, shall make an adjustment on its records to reflect such deposit or withdrawal in accordance with the Applicable Procedures.

5.             Defaults and Remedies. If an Event of Default shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture. Upon payment of the amount of principal so declared due and payable, all obligations of the Company in respect of the payment of the principal of and interest on the Notes shall terminate.

No Holder of Notes shall have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver, assignee, trustee, liquidator or sequestrator (or similar official) or for any other remedy hereunder (except actions for payment of overdue principal of, and premium, if any, or interest on such Notes in accordance with its terms), unless (i) such Holder has previously given written notice to the Trustee of a continuing Event of Default, specifying an Event of Default, as required under the Indenture; (ii) the Holders of not less than 25% in aggregate principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee under the Indenture; (iii) such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (iv) the Trustee has failed to institute any such proceeding for 60 days after its receipt of such notice, request and offer of indemnity; and (v) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Notes, it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of the Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under the Indenture, except in the manner provided in the Indenture and for the equal and ratable benefit of all of such Holders.

The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal of, and premium, if any, or interest hereon, on or after the respective due dates expressed or provided for herein.

6.             Amendment, Supplement and Waiver. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes under the Indenture at any time by the Company and the Trustee with the written consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Notes. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Outstanding Notes, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note or such other Note. Certain modifications or amendments to the Indenture require the consent of the Holder of each Outstanding Note affected.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair (without the consent of the Holder hereof) the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed.

7.             Registration and Transfer. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registerable on the Security Register. Upon surrender for registration of transfer of this Note at the office or agency of the Company in a Place of Payment, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of like tenor and principal amount. As provided in the Indenture and subject to certain limitations therein set forth, at the option of the Holder, this Note may be exchanged for one or more new Notes of any authorized denominations and of like tenor and principal amount, upon surrender of this Note at such office or agency. Upon such surrender by the Holder, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of like tenor and principal amount. Every Note presented or surrendered for registration of transfer or for exchange shall be duly endorsed (if so required by the Company or the Trustee), or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or such Holder’s attorney duly authorized in writing. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company, or the Trustee may treat the Person in whose name such Note is registered as the owner thereof for all purposes (except as otherwise provided in the Indenture), whether or not such Note be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

8.             Governing Law. THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM (= tenant in common)
TEN ENT (= tenants by the entireties (Cust))
JT TEN (= joint tenants with right of survivorship and not as tenants in common)
UNIF GIFT MIN ACT (= under Uniform Gifts to Minors Act )

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint _________________________________________________, as agent, to transfer this Note on the books of the Company. The agent may substitute another to act for him.

In connection with the assignment of the Notes evidenced by this certificate occurring prior to the date that is one year or six months, as the case may be (as specified in Rule 144(d) under the Securities Act), after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Company or any affiliate of the Company, the undersigned confirms that such Notes are being:

CHECK ONE BOX BELOW:

1 ☐	acquired for the undersigned’s own account, without transfer; or

2 ☐	transferred to the Company; or

3 ☐	transferred pursuant to and in compliance with Rule 144A promulgated under the Securities Act of 1933, as amended (the “Securities Act”); or

4 ☐	transferred pursuant to an effective registration statement under the Securities Act; or

5 ☐	transferred pursuance to and in compliance with Regulation S promulgated under the Securities Act; or

6 ☐
transferred to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3), or (7) under the Securities Act) that, prior to such transfer, furnished the Trustee with a signed letter containing certain representations and agreements relating to the transfer; or

7 ☐	transferred pursuant to another available exemption from the registration requirements of the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Company may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions, certifications and other information as the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, such as the exemption provided by Rule 144A promulgated under the Securities Act.

Dated:	Signature:

Signature Guarantee:

(Signature must be guaranteed)	Signature

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15 of the Securities Exchange Act.

TO BE COMPLETED BY PURCHASER IF (1) OR (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, and is aware that the sale to it is being made in reliance on Rule 144A promulgated under the Securities Act and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:	Signature:

[SCHEDULE OF INCREASES AND DECREASES IN NOTE

KKR Financial Holdings LLC

5.50% Senior Note due 2032

The initial principal amount of this Note is $_________. The following increases or decreases in this Note have been made:

Date	Amount of decrease in Principal Amount of this Note	Amount of increase in Principal Amount of this Note	Principal Amount of this Note following such decrease or increase	Signature of authorized officer of Trustee] [1]

1Insert for Global Securities only

Section 3.3.Transfer and Exchange of Global Securities.

(1)           The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depositary, in accordance with the Indenture (including applicable restrictions on transfer set forth in the Indenture and in the Global Security) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Security to another Global Security shall deliver to the Security Registrar a duly completed Assignment Form in the form attached to the Global Security, any applicable certifications or opinions required by the Assignment Form and a written order given in accordance with the Applicable Procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in the Global Security. The Security Registrar shall, in accordance with such instructions, instruct the Depositary to credit to the account of the Person specified in such instructions a beneficial interest in the Global Security and to debit the account of the Person making the transfer the beneficial interest in the Global Security being transferred.

(2)           If the proposed transfer is a transfer of a beneficial interest in one Global Security to a beneficial interest in another Global Security, the Security Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Security Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Security from which such interest is being transferred.

(3)           If the Company determines (upon the advice of counsel and such other certifications and evidence as the Company may reasonably require) that a Note is eligible for resale after the applicable Resale Restriction Termination Date (as defined in the applicable Note) pursuant to Rule 144 under the Securities Act (or a successor provision) without the need for current public information and that the applicable legend in either the first or second paragraph of Section 3.2 hereto (a “Restricted Legend”) is no longer necessary or appropriate in order to ensure that subsequent transfers of the Note (or a beneficial interest therein) are effected in compliance with the Securities Act, the Company may instruct the Trustee to cancel the Note and issue to the Holder thereof (or to its transferee) a new Note in any authorized denominations of like tenor and aggregate principal amount, registered in the name of the Holder thereof (or its transferee), that does not bear the Restricted Legend, and the Trustee will comply with such instruction.

ARTICLE IV
Remedies

Section 4.1. Events of Default.

“Event of Default” means, wherever used herein with respect to the Notes, any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)           an Event of Default pursuant to Section 501 of the Base Indenture;

(2)           the Company’s failure to pay the Repurchase Price when due in connection with a Change of Control;

(3)           the Company’s failure to observe or perform the covenant set forth in Section 6.4 for 90 days after the date of such failure;

(4)           the Company’s failure to observe or perform the covenant set forth in Section 6.5 for 90 days after the date of such failure; or

(5)           default after the expiration of any applicable grace period in the payment of principal when due, or resulting in acceleration of, other indebtedness for borrowed money other than Non-Recourse Indebtedness of the Company or any of its Covered Subsidiaries where the aggregate principal amount with respect to which the default or acceleration has occurred exceeds $60.0 million and such indebtedness has not been discharged, or such default in payment or acceleration has not been cured or rescinded, prior to written notice of acceleration of the Notes.

The KKR Group shall have the right (but not the obligation) to contribute cash or other assets to the Company and its subsidiaries to cure any failure to observe or perform the covenants set forth in Section 6.4 and Section 6.5 from time to time and at any time prior to the acceleration of the Maturity of the Notes pursuant to Section 502 in the Base Indenture. For the purposes of either such cure, the value of any assets other than cash contributed by the KKR Group shall be deemed to be the most recent fair value determined by the Company.

Section 4.2. Waiver of Past Defaults.

Section 512 of the Base Indenture shall not apply to the Notes, and, with respect to the Notes, any reference to Section 512 in the Base Indenture shall instead be deemed to refer to this Section 4.2.

The Holders of not less than a majority in aggregate principal amount of the Outstanding Notes may on behalf of the Holders of all the Notes waive any past Default hereunder with respect to the Notes and its consequences, except a default

(1)           in the payment of the principal of or premium, if any, or interest on any Note or the Repurchase Price in connection with a Change of Control; or

(2)           in respect of a covenant or provision hereof or of the Base Indenture which under Article VII hereof or under Article IX of the Base Indenture cannot be modified or amended without the consent of the Holder of each Outstanding Note affected, provided that there had been paid or deposited with the Trustee a sum sufficient to pay all amounts due to the Trustee and to reimburse the Trustee for any and all fees, expenses and disbursements advanced by the Trustee, its agents and its counsel incurred in connection with such default or Event of Default.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this First Supplemental Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

ARTICLE V
Redemption of Securities

Section 5.1. Optional Redemption.

Prior to March 30, 2022, the Notes will be redeemable in whole, but not in part, at the Company’s option at any time, at a Redemption Price equal to (iv) 100% of the aggregate principal amount of the Notes being redeemed, plus (v) accrued and unpaid interest, if any, on the Notes being redeemed to, but excluding, the Redemption Date, plus (vi) the excess, if any, of (a) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed (as if the Notes matured on March 30, 2022) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) a rate equal to the sum of the applicable Treasury Rate plus 50 basis points, minus accrued and unpaid interest, if any, on the Notes being redeemed to, but excluding, the Redemption Date over (b) the principal amount of the Notes being redeemed .

The Company shall give the Trustee notice of the Redemption Price with respect to any redemption pursuant to the preceding paragraph as soon as practicable after the calculation thereof and the Trustee shall have no responsibility for such calculation.

On March 30, 2022 or any time annually thereafter, the Notes will be redeemable in whole, but not in part, at the Company’s option, at a Redemption Price equal to 100% of the aggregate principal amount of the Notes being redeemed, plus accrued and unpaid interest thereon to, but excluding, the Redemption Date.

ARTICLE VI
Particular Covenants

Section 6.1. Liens.

The Company shall not create, assume, incur or guarantee any indebtedness for money borrowed that is secured by a pledge, mortgage, lien or other encumbrance (other than Permitted Liens) on any voting stock or profit participating equity interests of its Covered Subsidiaries (to the extent of its ownership of such voting stock or profit participating equity interests) or any entity that succeeds (whether by merger, consolidation, sale of assets or otherwise) to all or any substantial part of the business of any of such Covered Subsidiaries (excluding, in each case, securities issued by the Company’s Structured Finance Subsidiaries which include the subordinated notes the Company owns of its Structured Finance Subsidiaries, which represent the residual economic interests in the Company’s collateralized loan obligation transactions), without providing that the Notes (together with, if the Company shall so determine, any other indebtedness of, or guaranteed by, the Company ranking equally with the Notes and existing as of the closing of the offering of the Notes or thereafter created) will be secured equally and ratably with or prior to all other indebtedness secured by such pledge, mortgage, lien or other encumbrance on the voting stock or profit participating equity interests of any such entities. This Section 6.1 shall not limit the ability of the Company to incur indebtedness or other obligations secured by liens on assets other than the voting stock or profit participating equity interests of its Covered Subsidiaries.

Section 6.2. Obligation to Offer to Repurchase Upon a Change of Control.

(1)           If a Change of Control occurs, unless the Company has exercised its option to redeem the Notes pursuant to Article V by giving notice of such redemption to the Holders of the Notes pursuant to Section 1104 of the Base Indenture, the Company shall make an offer to each Holder of Notes to repurchase all or any part of that Holder’s Notes (the “Change of Control Offer”) at a repurchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus any accrued and unpaid interest on the Notes repurchased to, but excluding, the date of purchase (the “Repurchase Price”). The portion of any Note purchased in part must be in a principal amount equal to $1,000,000 or an integral multiple of $100,000 in excess thereof.

(2)           Reserved.

(3)           Within 30 days following any Change of Control or, at the Company’s option, prior to any Change of Control, but after the public announcement of the Change of Control, the Company shall give notice to each Holder of Notes, with a written copy to the Trustee. Such notice shall state:

(i)            a description of the transaction or transactions that constitute or may constitute the Change of Control;

(ii)           that the Change of Control Offer is being made pursuant to this Section 6.2;

(iii)           the Repurchase Price and the date on which the Repurchase Price will be paid, which date shall be a Business Day that is no earlier than 30 days and no later than 60 days from the date such notice is mailed, other than as may be required by law (the “Repurchase Price Payment Date”); and

(iv)          if the notice is given prior to the date of consummation of the Change of Control, a statement that the offer to purchase is conditioned on the Change of Control occurring on or prior to the payment date specified in the notice.

(4)           The Company shall, only if applicable, comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Notes, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Change of Control provisions of the Notes by virtue of such conflict.

(5)           On the Repurchase Price Payment Date, the Company shall, to the extent lawful:

(i)            accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(ii)           deposit with the Paying Agent an amount equal to the Repurchase Price in respect of all Notes or portions of Notes properly tendered; and

(iii)          deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased.

The Paying Agent shall promptly pay to each Holder of Notes properly tendered the Repurchase Price for such Notes after receipt of the Repurchase Price from the Company, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder of Notes properly tendered a new Note equal in principal amount to any unpurchased portion of any Notes surrendered; provided that each new Note will be in a principal amount of $1,000,000 or any integral multiple of $100,000 in excess thereof.

(6)           Notwithstanding the foregoing, the Company shall not be required to make an offer to repurchase the Notes upon a Change of Control if (vii) a third party makes such an offer in respect of the Notes in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and such third party purchases all the Notes properly tendered and not withdrawn under its offer or (viii) the Company or its successor has given written notice of a redemption as provided under Section 1104 of the Base Indenture; provided that the Company has not failed to pay the Redemption Price on the Redemption Date.

Section 6.3. Financial Reports

Section 704 of the Base Indenture shall apply to the reports, information, and documents delivered under this Section 6.3.

(1)           For so long as any of the Notes remain Outstanding, the Company shall, or shall cause its Affiliates to, furnish to the Trustee:

(i)            the annual audited financial statements (including the balance sheet, income statement and statement of cash flows, and notes thereto, together with the report of the Company’s independent registered accounting firm thereon) of the Company and its consolidated subsidiaries for the three fiscal years ended on the last day of the Company’s most recent completed fiscal year not later than 90 days after the end of the Company’s fiscal year; and

(ii)           the interim unaudited financial statements (including the balance sheet and income statement) of the Company and its consolidated subsidiaries for each of the Company’s first three fiscal quarters of each fiscal year not later than 45 days after the end the fiscal quarter to which they relate;

together, in each case, with an Officer’s Certificate certifying that such financial statements fairly present in all material respects, in accordance with GAAP the financial position of the Company and its consolidated subsidiaries as of the last day of the fiscal period to which they relate, and for such period, and that such financial statements have been prepared in accordance with GAAP consistently applied throughout the period involved (except as otherwise noted therein); provided, however, that so long as the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and its annual and quarterly periodic reports are filed with the Commission in accordance with the requirements of the Exchange Act and are publicly available on the Commission’s Electronic Data Gathering, Analysis and Retrieval System (or successor system), then the Company shall not be required to furnish such Officer’s Certificate and financial statements.

(2)           The Company may, at its election, satisfy its obligations pursuant to this Section 6.3 respect to financial information relating to the Company by furnishing financial information relating to any parent of the Company instead of the Company; provided that to the extent financial information related to such parent of the Company is provided, such information is accompanied by consolidating information, which may be unaudited, that explains in reasonable detail the differences between the information of such parent of the Company, on the one hand, and the information relating to the Company and its subsidiaries on a stand-alone basis, on the other hand.

(3)           Delivery of such financial statements to the Trustee shall be for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of the covenants contained in the Indenture (as to which the Trustee will be entitled to conclusively rely upon an Officer’s Certificate). The Trustee shall have no obligation to determine if and when the Company’s information is available on the Commission’s Electronic Data Gathering, Analysis and Retrieval System (or successor system) and the Trustee shall have no obligation to obtain any reports that are posted on the Commission’s Electronic Data Gathering, Analysis and Retrieval System (or successor system).

(4)           The Issuer shall either provide the Trustee with prompt written notification at such time that the Company becomes, or ceases to be, subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or continue to furnish to the Trustee the information as set forth in Section 6.3(1).

Section 6.4. Minimum Net Worth

For so long as any of the Notes remain Outstanding, the Company will not permit its Consolidated Net Worth to be less than $750.0 million.

Section 6.5. Minimum Cash and Liquid Investments

For so long as any of the Notes remain Outstanding, the Company will not permit its Cash and Liquid Investments to be less than $100.0 million.

ARTICLE VII
Supplemental Indentures

Section 7.1. Supplemental Indentures without Consent of Holders of Notes.

For the purposes of the Base Indenture and this First Supplemental Indenture, no amendment to cure any ambiguity, defect or inconsistency in this First Supplemental Indenture, the Base Indenture or the Notes made solely to conform this First Supplemental Indenture, the Base Indenture or the Notes to the Description of the Notes contained in the Company’s offering memorandum dated March 30, 2017, to the extent that such provision in the Description of the Notes was intended to be a verbatim recitation of a provision of this First Supplemental Indenture, the Base Indenture or the Notes, shall be deemed to adversely affect the interests of the Holders of any Notes.

Section 7.2. Supplemental Indentures with Consent of Holders of Notes.

Section 902 of the Base Indenture shall not apply to the Notes, and, with respect to the Notes, any reference to Section 902 in the Base Indenture shall instead be deemed to refer to this Section 7.2.

With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes affected by such supplemental indenture (including consents obtained in connection with a tender offer or exchange for the Notes), by Act of said Holders delivered to the Company and the Trustee, the Company and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders of such Notes under the Indenture; provided, however, no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby:

(1)           change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Note;

(2)           reduce the principal amount of any Note which would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502 of the Base Indenture, or reduce the rate of or extend the time of payment of interest on any Note;

(3)           reduce the Repurchase Price in connection with a Change of Control;

(4)           reduce any premium payable upon the redemption of or change the date on which any Note may or must be redeemed;

(5)           change the coin or currency in which the principal of or premium, if any, or interest on any Note is payable;

(6)           impair the right of any Holder to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption or repayment, on or after the Redemption Date or a Repurchase Price Payment Date, as applicable);

(7)           reduce the percentage in principal amount of the Outstanding Notes the consent of whose Holders is required for modification or amendment of this First Supplemental Indenture or the Base Indenture or the consent of whose Holders is required for any waiver (of compliance with certain provisions of the Base Indenture or this First Supplemental Indenture or certain defaults thereunder and hereunder and their consequences) provided for in the Base Indenture and this First Supplemental Indenture;

(8)           modify any of the provisions of this Section 7.2 or Section 512 or Section 1005 of the Base Indenture, except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section 7.2 and Section 1005 of the Base Indenture, or the deletion of this proviso, in accordance with the requirements of Sections 611 and 901(7) of the Base Indenture;

(9)           subordinate the Notes in respect thereof to any other obligation of the Company; or

(10)         modify clauses (1) through (9) above.

It shall not be necessary for any Act of Holders under this Section 7.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

A supplemental indenture which changes or eliminates any covenant or other provision of the Indenture which has expressly been included solely for the benefit of one or more particular series of Securities other than the Notes, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of the Notes.

In addition, the Holders of at least a majority in aggregate principal amount of the Outstanding Notes may, on behalf of the Holders of all Notes, and subject to and in accordance with the provisions of Section 1005 of the Base Indenture, waive compliance with the Credit Parties’ covenants described under Sections 6.1, 6.2 and 6.3 of this First Supplemental Indenture and Article VIII and Section 1402 of the Base Indenture (other than any covenant, a modification to which under clause (3) of this Section 7.2 would require the consent of the Holder of each Outstanding Note affected thereby).

ARTICLE VIII
Defeasance

Section 8.1. Covenant Defeasance.

Section 1303 of the Base Indenture shall not apply to the Notes, and, with respect to the Notes, any reference to Section 1303 in the Base Indenture shall instead be deemed to refer to this Section 8.1.

Upon the Company’s exercise of its option, if any, to have Section 1303 of the Base Indenture applied to the Notes, or if Section 1303 of the Base Indenture shall otherwise apply to the Notes, (1) the Company shall be released from its obligations and any covenants provided pursuant to Article VI of this First Supplemental Indenture and Section 301(18), Section 801, Section 901(1) or Section 901(12) and Article XIV of the Base Indenture for the benefit of the Holders of the Notes and (2) the occurrence of any event specified in Section 501(4) and Section 501(8) shall be deemed not to be or result in an Event of Default, in each case with respect to the Notes as provided in Section 1303 of the Base Indenture on and after the date the conditions set forth in Section 1304 of the Base Indenture are satisfied (hereinafter called “Covenant Defeasance”). For this purpose, such Covenant Defeasance means that, with respect to the Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section, whether directly or indirectly by reason of any reference elsewhere herein or in the Base Indenture to any such Section or by reason of any reference in any such Section to any other provision herein or in the Base Indenture or in any other document, but the remainder of the Base Indenture, this First Supplemental Indenture and such Notes shall be unaffected thereby.

ARTICLE IX
Miscellaneous

Section 9.1. Execution as Supplemental Indenture.

This First Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Base Indenture and, as provided in the Base Indenture, this First Supplemental Indenture forms a part thereof.

Section 9.2. Not Responsible for Recitals or Issuance of Notes.

The recitals contained herein and in the Notes, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of the Notes or the proceeds thereof.

Section 9.3. Separability Clause.

In case any provision in this First Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 9.4. Successors and Assigns.

All covenants and agreements in this First Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not. All agreements of the Trustee in this First Supplemental Indenture shall bind its successors and assigns, whether so expressed or not.

Section 9.5. Execution and Counterparts.

This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

Section 9.6. Governing Law.

This First Supplemental Indenture and the Notes shall be governed by, and construed in accordance with, the law of the State of New York.

[Signature page to follow.]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed all as of the day and year first above written.

KKR Financial Holdings LLC

By:	/s/ THOMAS N. MURPHY
	Name:	Thomas N. Murphy
	Title:	Chief Financial Officer

[Signature Page to First Supplemental Indenture]

The Bank of New York Mellon Trust
Company, N.A., as Trustee

By:	/s/ R. TARNAS
	Name:	R. Tarnas
	Title:	Vice President

[Signature Page to First Supplemental Indenture]